UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2025
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 15, 2025, Fannie Mae filed a current report on Form 8-K with the Securities and Exchange Commission (“SEC”) to report that, among other things, on April 14, 2025, Omeed Malik was appointed to the Board of Directors of Fannie Mae, effective as of that date (the “April 15, 2025 Form 8-K”). At the time of that filing, the Board committees on which Mr. Malik would serve had not been determined.
On July 23, 2025, Fannie Mae filed a current report on Form 8-K with the SEC to report that, among other things, on July 21, 2025, Barry Habib was appointed to the Board of Directors of Fannie Mae, effective as of that date (the “July 23, 2025 Form 8-K”). At the time of that filing, the Board committees on which Mr. Habib would serve had not been determined.
Fannie Mae is filing this Amendment No. 1 to both the April 15, 2025 Form 8-K and the July 23, 2025 Form 8-K to report that, on October 8, 2025, its Board of Directors appointed Mr. Malik to serve as a member of the Nominating and Corporate Governance Committee and Mr. Habib to serve as a member of the Compensation and Human Capital Committee, in each case effective as of November 1, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Thomas L. Klein
Thomas L. Klein
Enterprise Deputy General Counsel—Vice President
Date: October 10, 2025
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